Exhibit 10.4
Amentum Holdings, Inc.
PSU Award Grant Notice
(2024 Stock Incentive Plan)
Amentum Holdings, Inc. (the “Company”) has awarded to you (the “Participant”) the number of Restricted Stock Units that vest subject to performance-based criteria (“PSUs”) on the terms set forth below in consideration of your services (the “PSU Award”). Your PSU Award is subject to all of the terms and conditions as set forth herein and in the Company’s 2024 Stock Incentive Plan (the “Plan”) and the attached Award Agreement (the “Agreement”), which are incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Agreement shall have the meanings set forth in the Plan or the Agreement.
Participant:    [    ]
Date of Grant:    [    ]
Performance Period:    The [three (3) year period commencing on ______ and ending on ____]
Number of PSUs:    [    ]
Vesting Schedule:    The PSU Award will vest as follows:
[Describe vesting based on achievement of applicable Performance Criteria referencing Performance Period defined above plus a 3-year service requirement from the date of grant]; provided, however, that the PSU Award also will vest as provided in Schedule B attached to the Plan.
Notwithstanding the foregoing, and except as otherwise provided in Schedule B attached to the Plan, vesting shall terminate upon the Participant’s termination of employment or service with the Company and all Related Companies. For the avoidance of doubt, only whole PSUs will vest, with fractions accumulating.
Issuance Schedule:    One share of Common Stock will be issued for each PSU which vests, at the time set forth in Section 5 of the Agreement.
Participant Acknowledgements: By your signature below or by electronic acceptance or authentication in a form authorized by the Company, you understand and agree that:
•The PSU Award is governed by this PSU Award Grant Notice (the “Grant Notice”), and the provisions of the Plan and the Agreement, all of which are made a part of this document. Unless otherwise provided in the Plan, this Grant Notice and the Agreement (together, the “PSU Award Agreement”) may not be modified, amended or revised except in a writing signed by you and a duly authorized officer of the Company.
•You have read and are familiar with the provisions of the Plan, the PSU Award Agreement and the prospectus prepared for the Plan (the “Prospectus”). In the event of any conflict between the provisions in the PSU Award Agreement, or the Prospectus and the terms of the Plan, the terms of the Plan shall control.
•The PSU Award Agreement sets forth the entire understanding between you and the Company regarding the acquisition of Common Stock and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of: (i) other equity awards previously granted to you, and (ii) any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and you in each case that specifies the terms that should govern this PSU Award.
•Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Amentum Holdings, Inc.		Participant:

By:		By:
	Signature		Signature

Title:		Date:

Date:

Amentum Holdings, Inc.
2024 Stock Incentive Plan
Award Agreement (PSU Award)
As reflected by your PSU Grant Notice (“Grant Notice”), Amentum Holdings, Inc. (the “Company”) has granted you a PSU Award under its 2024 Stock Incentive Plan (the “Plan”) for the number of PSUs as indicated in your Grant Notice (the “PSU Award”). The terms of your PSU Award as specified in this Award Agreement for your PSU Award (the “Agreement”) and the Grant Notice constitute your “PSU Award Agreement”. Defined terms not explicitly defined in this Agreement but defined in the Grant Notice or the Plan shall have the same definitions as in the Grant Notice or Plan, as applicable.
The general terms applicable to your PSU Award are as follows:
1.Governing Plan Document. Your PSU Award is subject to all the provisions of the Plan. Your PSU Award is further subject to all interpretations, amendments, rules and regulations, which may, from time to time, be promulgated and adopted pursuant to the Plan. In the event of any conflict between the PSU Award Agreement and the provisions of the Plan, the provisions of the Plan shall control.
2.Grant of the PSU Award. This PSU Award represents your right to be issued on a future date the number of shares of Common Stock that is equal to the number of PSUs indicated in the Grant Notice, subject to your satisfaction of the vesting conditions set forth therein. Any additional PSUs that become subject to the PSU Award pursuant to a Change in Capitalization as set forth in the Plan and the provisions of Section 3 below, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other PSUs covered by your PSU Award.
3.Dividends. As described in Section 8(d) of the Plan, you shall be entitled to a Dividend Equivalent Right with respect to each PSU subject to the PSU Award.
4.Withholding Obligations.
(a)Regardless of any action taken by the Company or, if different, the Related Company to which you provide service (the “Service Recipient”) with respect to any income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items associated with the grant, vesting or settlement of the PSU Award or sale of the underlying Common Stock or other tax-related items related to your participation in the Plan and legally applicable to you (the “Tax Liability”), you hereby acknowledge and agree that the Tax Liability is your ultimate responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. You further acknowledge that the Company and the Service Recipient (i) make no representations or undertakings regarding any Tax Liability in connection with any aspect of this PSU Award, including, but not limited to, the grant or vesting of the PSU Award, the issuance of Common Stock pursuant to such vesting, the subsequent sale of shares of Common Stock, and the payment of any dividends on the Common Stock; and (ii) do not commit to, and are under no obligation to, structure the terms of the grant or any aspect of the PSU Award to reduce or eliminate your Tax Liability or achieve a particular tax result. Further, if you are subject to Tax Liability in more than one jurisdiction, you acknowledge that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax Liability in more than one jurisdiction.
(b)Prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Service Recipient to satisfy all Tax Liability. As further provided in Section 19 of the Plan, you hereby authorize the Company and any applicable Service Recipient to satisfy any applicable withholding obligations with regard to the Tax Liability by any of the following means or by a combination of such means: (i) causing you to pay any portion of the Tax Liability in cash or cash equivalent in a form acceptable to the Company; (ii) withholding from any compensation otherwise payable to you by the Company or the Service Recipient; (iii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the Award; provided, however, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Board or the Company’s Compensation Committee; (iv) permitting or requiring you to enter into a “same day sale” commitment, if applicable, with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”), pursuant to this authorization and without further consent, whereby you irrevocably elect to sell a portion of the shares of Common Stock to be delivered in connection with your PSUs to satisfy the Tax Liability and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Tax Liability directly to the Company or the Service Recipient; and/or (v) any other method determined by the Company to be in compliance with applicable law. Furthermore, you agree to pay the Company or the Service Recipient any amount the Company or the Service Recipient may be required to withhold, collect, or pay as a result of your participation in the Plan or that cannot be satisfied by the means previously described. In the event it is determined that the amount of the Tax Liability was greater than the amount withheld by the Company and/or the Service Recipient (as applicable), you agree to indemnify and hold the Company and/or the Service Recipient (as applicable) harmless from any failure by the Company or the applicable Service Recipient to withhold the proper amount.
(c)The Company may withhold or account for your Tax Liability by considering statutory withholding amounts or other withholding rates applicable in your jurisdiction(s), including (i) maximum applicable rates in your jurisdiction(s), in which case you may receive a refund of any over-withheld amount in cash (whether from applicable tax authorities or the Company) and you will have no entitlement to the equivalent amount in Common Stock or (ii) minimum or such other applicable rates in your jurisdiction(s), in which case you may be solely responsible for paying any additional Tax Liability to the applicable tax authorities or to the Company and/or the Service Recipient. If the Tax Liability withholding obligation is satisfied by withholding shares of Common Stock, for tax purposes, you are deemed to have been issued the full number of shares of Common Stock subject to the vested portion of the PSU Award, notwithstanding that a number of the shares of Common Stock is held back solely for the purpose of paying such Tax Liability.
(d)You acknowledge that you may not participate in the Plan and the Company shall have no obligation to deliver shares of Common Stock until you have fully satisfied the Tax Liability, as determined by the Company. Unless any withholding obligation for the Tax Liability is satisfied, the Company shall have no obligation to deliver to you any Common Stock in respect of the PSU Award.
5.Date of Issuance.
(a)The issuance of shares in respect of PSUs is intended to comply with, or be exempt from the application of, Section 409A of the Code and the PSU Award Agreement will be construed and administered consistent with that intent. Subject to the satisfaction of the Tax Liability withholding obligation, if any, in the event one or more PSUs vests, the Company shall issue to you, on such date (or as soon as administratively practicable thereafter), one (1) share of Common Stock for each vested, but unsettled, PSU. Each issuance date determined by this paragraph is referred to as an “Original Issuance Date.”
(b)Notwithstanding the foregoing, if the potential Original Issuance Date does not occur (i) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (ii) on a date when you are otherwise permitted to sell shares of Common Stock on an established stock exchange or stock market (including but not limited to under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company’s policies), then the shares that would otherwise be issued to you will be delivered on such date as the Company may determine.
(c)Notwithstanding clauses (a) and (b) to the contrary, in all cases, the shares of Common Stock to be issued in settlement of vested PSUs shall be issued no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the applicable PSUs were no longer subject to a “substantial risk of forfeiture” within the meaning of U.S. Treasury Regulations Section 1.409A-1(d).

6.Transferability. Except as otherwise provided in the Plan, your PSU Award is not transferable, except by will or by the applicable laws of descent and distribution.
7.Change in Control. Your PSU Award is subject to the terms of any agreement governing a Change in Control involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on your behalf with respect to any escrow, indemnities and any contingent consideration.
8.No Liability for Taxes. As a condition to accepting the PSU Award, you hereby (a) agree to not make any claim against the Company, or any of its officers, directors, employees or Affiliates related to tax liabilities arising from the PSU Award or other Company compensation and (b) acknowledge that you were advised to consult with your own personal tax, financial and other legal advisors regarding the tax consequences of the PSU Award and have either done so or knowingly and voluntarily declined to do so.
9.Severability. If any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
10.Other Documents. You hereby acknowledge receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Prospectus. In addition, you acknowledge receipt of the Company’s trading policy.
11.Questions. If you have questions regarding these or any other terms and conditions applicable to your PSU Award, including a summary of the applicable federal income tax consequences please see the Prospectus.
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